Exhibit 99.1

January     , 2006

[Address]

Dear                 :

We are pleased to inform you that the Compensation Committee of the Company’s Board of Directors has approved a new severance benefit program for you which replaces the change in control severance agreement which was previously in effect for you. The purpose of this letter agreement is to set forth the terms and conditions of your severance benefits and to explain certain limitations that may govern their overall value or payment date.

Your severance package will become payable should the Company terminate your employment at any time without Cause, or should your employment terminate under certain circumstances following the Company’s execution of a definitive agreement to effect a change in ownership or control of the Company. To understand the full scope of your benefits, you should familiarize yourself with the definitional provisions of Part One of this letter agreement. The benefits comprising your severance package are detailed in Part Two, and the dollar limitations on the overall value of your benefit package and other applicable restrictions are specified in Part Three.

PART ONE — DEFINITIONS

For purposes of this letter agreement, the following definitions will be in effect:

Agreement means this letter agreement between you and the Company, as it may be amended from time to time in accordance with the applicable provisions of Part Three. This Agreement shall be a “Change in Control Severance Agreement” for purposes of your Stock Awards.

Base Salary means the annual rate of base salary in effect for you on the date of your termination of employment or any higher annual rate in effect for you at any time during the Pre-Closing Period or the twelve (12)-month period thereafter.

Board means the Company’s Board of Directors.

Cause means (i) your conviction of a felony or your commission of any act of fraud or embezzlement, (ii) your intentional or willful unauthorized use or disclosure of any confidential information or trade secrets of the Company, (iii) any intentional or willful material misconduct or breach of material Company policy by you, (iv) your continued failure to perform the major duties, functions and responsibilities of your position after written notice from the Company identifying the deficiencies in your performance and a reasonable cure period of not less than thirty (30) days, (v) a material breach of your fiduciary duties as an officer of the Company or (vi) your failure to co-operate with the Company in any governmental or other regulatory investigation or proceedings. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.

Change in Control means a change in the ownership or control of the Company effected through any of the following transactions:

(i) a merger or consolidation approved by the Company’s stockholders in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in connection with a complete liquidation or dissolution of the Company;

(iii) the acquisition, directly or indirectly, by any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) or related group of such persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Company’s common stock.

Company means Portal Software, Inc, a Delaware corporation, and any successor corporation.

Good Reason means your voluntary resignation within ninety (90) days following (i) a change in your position with the Company which materially reduces your duties or responsibilities relative to those in effect for you on the date of this Agreement, (ii) a reduction in your Base Salary or target bonus, other than pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Company which occurs prior to a Change in Control of the Company, (iii) a relocation of your principal place of employment by more than fifty (50) miles, or (iv) the failure of the Company’s successor to assume this agreement in connection with a Change of Control.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Option means any option granted to you on or before November 18, 2005 to purchase shares of Common Stock of the Company under any Plan or other arrangement which is outstanding at the time of your termination of employment.

Pre-Closing Period means the period commencing with the Company’s execution of the definitive agreement for a Change in Control transaction and ending upon the earliest to occur of (i) the closing of the Change in Control contemplated by such definitive agreement, (ii) the termination of such definitive agreement without the consummation of the contemplated Change in Control or (iii) December 31, 2008.

Severance Benefits means the various payments and benefits to which you may become entitled under Part Two of this Agreement in connection with the termination of your employment with the Company.

Stock Award means any restricted stock unit award made to you on or before November 18, 2005 which is outstanding at the time of your termination of employment, including the Stock Award as assumed by a successor entity or otherwise continued in connection with a Change in Control or any cash incentive program of a successor entity which replaces the Stock Award in connection with a Change in Control.

Termination Date means December 31, 2008.

PART TWO — SEVERANCE BENEFITS

Should your employment be (i) terminated by the Company without Cause at any time or (ii) terminated by you for Good Reason during the Pre-Closing Period or within twelve (12) months after the effective date of a Change in Control, you will become entitled to receive the applicable Severance Benefits provided under this Part Two, provided you execute and deliver to the Company a general release (substantially in the form of attached Exhibit A) which becomes effective under applicable law and pursuant to which you release the Company and its officers, directors, stockholders, employees and agents from any and all claims you may otherwise have, at the effective time of such release, with respect to the terms and conditions of your employment with the Company and the termination of that employment. In no event, however, shall such release cover any claims, causes of action, suits, demands or other obligations or liabilities relating to:

(a) any payments, benefits or indemnification to which you are or become entitled pursuant to the provisions of this Agreement

(b) your rights under any vested stock option or other vested stock award outstanding at the time of such termination of employment and your rights and benefits under any Code Section 401(k) Plan or other deferred compensation program in which you have a vested outstanding balance at such time; and

(c) any claims for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policy or fund.

Your benefits under this Part Two will in all events be subject to the benefit limitations and the restrictive covenants of Part Three of this letter agreement and will be in lieu of all other severance benefits to which you might otherwise be entitled upon such termination of your employment.

1. Severance Payment. You will be entitled to receive severance payments from the Company for a period of one (1) year following your termination date in an aggregate amount equal to your annual rate of Base Salary (the “Cash Severance”). The Cash Severance payments shall be paid to you in twelve (12) successive equal monthly installments over the one (1) year period following your termination date (the “Severance Period”). The Cash Severance shall be subject to the Company’s collection of all applicable withholding taxes, and you will only be paid the amount remaining after such withholding taxes have been collected.

2. Accelerated Vesting.

(a) Each outstanding Option, to the extent that Option is not otherwise vested and exercisable for all the shares of Common Stock or other securities at the time subject to that Option will immediately vest and become exercisable for all those option shares and may be exercised for any or all of those shares as fully vested shares. Each such accelerated Option will remain so exercisable during the post-termination exercise period specified in the agreement evidencing such Option. Any Options not exercised prior to the expiration of the applicable post-service exercise period will terminate and cease to remain exercisable for any of the option shares. Any stock options granted to you after November 18, 2005 shall be governed solely and exclusively by the terms and conditions of the agreements evidencing such options and shall not vest and become exercisable on an accelerated basis as a result of this Agreement. Notwithstanding anything in this Agreement to the contrary, if the Options are not assumed or otherwise continued in effect in connection with a Change in Control or are not otherwise replaced with a cash incentive program which preserves the spread on those Options at the time of such Change in Control and provides for the subsequent payout of that spread pursuant to a vesting schedule no less favorable than the applicable vesting schedule in effect for each such Option, then those Options will vest and be exercisable in full immediately prior to the Change in Control.

(b) Each outstanding Stock Award which you hold at the time of your termination without Cause or resignation for Good Reason during the Pre-closing Period or within the twelve (12) month period following the effective date of a Change in Control shall become fully vested and the shares of Common Stock or other securities at the time subject to that Stock Award shall be immediately issued to you as fully vested shares, subject to the Corporation’s collection of all applicable withholding taxes. Any stock awards granted to you after November 18, 2005 shall be governed solely and exclusively by the terms and conditions of the agreements evidencing such awards and shall not vest and become issuable on an accelerated basis as a result of this Agreement.

3. Continued Health Care Coverage.

(a) Should you elect under Code Section 4980B to continue health care coverage under the Company’s group health plan for yourself, your spouse and/or your eligible dependents, then the Company shall provide such continued health care coverage for you and your spouse and other eligible dependents at its sole cost and expense. Such health care coverage at the Company’s expense shall continue until the earlier of (i) expiration of the twelve (12)-month period measured from the date of your termination or (ii) the first date you are covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions.

(b) To the extent you are subject to the delayed benefit commencement provisions of Paragraph 1 of Part Three, you shall directly pay for the health care coverage provided hereunder with your own funds, and at the end of delayed commencement period, the Company shall promptly reimburse you with a lump sum cash payment equal to the cost you incurred for the such health care coverage for that period.

4. Earned but Unpaid Bonuses. To the extent any bonuses you have earned and in which you are vested remain unpaid at the time of your termination of employment, those bonuses shall be paid to you within ten (10) business days following your termination date or at such later date as is necessary to avoid any contravention of the Code Section 409A requirements applicable to the plans or arrangements under which those bonuses have been earned. All such payments shall be subject to the Company’s collection of all applicable withholding taxes, and you will only be paid the amount remaining after such withholding taxes have been collected.

PART THREE — MISCELLANEOUS

1. Restrictive Covenant. Your entitlement to the Severance Benefits under this Agreement will immediately cease and any unexercised Option shares that vested and became exercisable on an accelerated basis pursuant to Part Two of this Agreement shall terminate and cease to be outstanding, should you engage in any of the following activities within the twelve (12)-month period measured from the date of your termination of employment:

(a) render, anywhere in the United States, any services or provide any advice or assistance to any Competing Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other capacity, without the express prior written consent of the Company. However, nothing in this Part Three, subpart 1(a) will limit your making any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise;

(b) solicit customers, clients, suppliers, agents or other persons or entities under contract or otherwise associated or doing business with the Company and/or its controlled affiliates to reduce or alter any such association or business with the Company and/or its controlled affiliates on behalf of any Competing Business; and/or

(c) solicit any employee or contractor of the Company and/or its controlled affiliates to (i) alter or reduce such relationship with the Company, and/or (ii) accept employment, or enter into any consulting arrangement, with any person other than Company and/or its controlled affiliates.

A Competing Business shall mean the six (6) companies designated by the Company on the list attached hereto as Exhibit B. The Company may revise Exhibit B at any time by adding names to, or subtracting names from, such list; provided, however, that the Company must comply with the following requirements in making any changes to Exhibit B: 1) absent your express written consent, any such change to Exhibit B must be made at least ninety (90) days before termination of your employment for any reason; 2) any change must be made in writing and either personally delivered to you or sent to your last known address by certified mail return receipt requested; and 3) the Company can never include more than six (6) company names on Exhibit B. (Thus, if Exhibit B contains six (6) company names and the Company adds one or more company names to Exhibit B, then it must delete a like number. If the Company publishes a version of Exhibit B with more than six (6) names, then such list will not be binding and the last version of Exhibit B with six (6) Company names will be binding.)

2. Benefit Limit. In the event the payment of the Severance Benefits hereunder would otherwise constitute a parachute payment under Code Section 280G, then such Severance Benefits shall be subject to reduction to the extent necessary to assure that the Severance Benefits payable will be limited to the greater of (i) the portion of the Severance Benefit payments which can be paid without triggering a parachute payment under Code Section 280G or (ii) the portion of the Severance Benefits which provides you with the greatest after-tax amount of Severance Benefits after taking into account any excise tax you may incur under Code Section 4999 with respect to such Severance Benefits and any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Company or the subsequent termination of your service. To the extent such limitation becomes applicable, the requisite reduction to your Severance Benefits shall be made in a manner mutually agreeable to you and the Company.

3. Delayed Commencement of Benefits. Notwithstanding any provision to the contrary in this Agreement, no Severance Payment and no Company-paid health care coverage to which you otherwise become entitled under Part Two of this Agreement shall be made or provided to you prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of your “separation from service” with the Company (as such term is defined in Treasury Regulations issued under Code Section 409A) or (ii) the date of your death, if you are deemed at the time of such separation from service to be a “key employee” within the meaning of that term under Code Section 416(i) and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all payments and benefits deferred pursuant to this Paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to you in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. You shall be entitled to interest on the deferred benefits and payments for the period the commencement of those benefits and payments is delayed by reason of Code Section 409A(a)(2), with such interest to accrue at the prime rate in effect from time to time during that period and to be paid in a lump sum upon the expiration of the deferral period.

4. Continued Indemnification. The indemnification provisions for officers and directors under the Company’s bylaws, the Directors and Officers Liability Insurance Policy (if any) and any indemnification agreement between you and the Company shall (to the maximum extent permitted by law) be extended to you during the period following your termination with respect to all matters, events or transactions occurring or effected during your period of employment with the Company; provided, however, that you shall not, be entitled to such extended indemnification protection if your employment with the Company ceases by reason of a termination for Cause other than pursuant to clause (iv) of the Cause definition in Part One of this Agreement.

5. Deferred Compensation. To the extent you participate in any deferred compensation arrangements with the Company which are subject to Code Section 409A, the payment provisions in effect for that deferred compensation shall continue in effect, and nothing in this Agreement shall be deemed to modify, revise or otherwise alter those payment provisions.

6. No Mitigation Duty. The Company shall not be entitled to set off any of the following amounts against the Severance Benefits to which you may become entitled under Part Two of this Agreement: (i) any amounts which you may subsequently earn through other employment or service following your termination of employment with the Company or (ii) any amounts which you might have potentially earned in other employment or service had you sought such other employment or service.

7. Death. Should you die before your receive the full amount of payments and benefits to which you may become entitled under this Agreement, then the balance of such payments shall be made, on the due dates hereunder had you survived, to the executors or administrators of your estate.

8. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, (i) the Company and its successors and assigns, including any successor entity by merger, consolidation or transfer of all or substantially all of the Company’s assets, and (ii) you, the personal representative of your estate and your heirs and legatees.

9. General Creditor Status. The benefits to which you may become entitled under Part Two of this Agreement shall be paid, when due, from the Company’s general assets. No trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Your right (or the right of the executors or administrators of your estate) to receive such benefits shall at all times be that of a general creditor of the Company and shall have no priority over the claims of other general creditors.

10. Amendment and Termination. This Agreement may only be amended by written instrument signed by you and an authorized officer of the Company. This Agreement shall remain in effect through December 31, 2008; provided, however, should a Change in Control occur on or before such date, this Agreement shall not terminate until the later of (i) December 31, 2008 or (ii) the expiration of the twelve (12)-month period measured from the effective date of that Change of Control, and no subsequent termination of this Agreement shall adversely affect your right to receive any benefits to which you have previously become entitled hereunder in connection with your termination without Cause or resignation for Good Reason.

11. Termination for Cause/Resignation. In the event of your termination for Cause or your voluntary resignation for any reason (other than a resignation for Good Reason during the period specified in Part Two), the Company will only be required to pay you (i) any unpaid compensation earned for services previously rendered through the date of such termination and (ii) any accrued but unpaid vacation benefits or sick days, and no benefits will be payable to you under Part Two of this Agreement.

12. Governing Law/Other Agreements. This Agreement is to be construed and interpreted under the laws of the State of California without resort to that State’s conflict-of-laws rules. This Agreement supersedes all prior agreements between you and the Company relating to the subject of severance benefits payable upon a change in control or ownership of the Company, and you will not be entitled to any other severance benefits upon such a termination other than those that are provided in this Agreement.

13. At Will Employment. Nothing in this Agreement is intended to provide you with any right to continue in the employ of the Company (or any subsidiary) for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any subsidiary), which rights are hereby expressly reserved by each, to terminate your employment at any time and for any reason, with or without cause.

14. Dispute Resolution. In the event of any dispute or claim arising out of or relating to your employment relationship with the Company, the termination of that relationship, or this Agreement (including, but not limited to any claims of wrongful termination, breach of contract, fraud, infliction of emotional distress, or age, sex, race, national origin, disability, religious or other discrimination, harassment or retaliation), you and the Company agree that all such disputes or claims shall be resolved by means of a court trial conducted by the Santa Clara County Superior Court or the federal district court for the Northern District of California, and you and the Company agree that such courts will have personal and subject matter jurisdiction over all such disputes or claims. Both you and the Company hereby irrevocably waive any and all rights to have such disputes or claims tried by a jury. You and the Company further agree that if, and only if, this jury waiver shall, for any reason, be held to be invalid or unenforceable, then any dispute or claim between the parties will be fully, finally and exclusively resolved by binding arbitration to the fullest extent permitted by law. The arbitration will be conducted by the American Arbitration Association in Santa Clara County, California, or such other location as may be agreed to by Executive and the Company in writing. Any arbitration pursuant to this Paragraph 14 will be conducted under the AAA’s National Rules for the Resolution of Employment Disputes in effect at the time the dispute arises, which rules may be found on the AAA’s website at www.adr.org.

Please indicate your agreement with the foregoing terms and conditions of your severance package by signing the Acceptance section of the enclosed copy of this letter and returning it to the Company.

Very truly yours,

PORTAL SOFTWARE, INC.

By:

Title:

Date:

ACCEPTANCE

I hereby agree to all the terms and provisions of the foregoing Agreement governing the special benefits to which I may become entitled in the event my employment should terminate under the circumstances set forth in such Agreement.

Signature:

Dated:

Address

EXHIBIT A

GENERAL RELEASE

RELEASE AND WAIVER OF CLAIMS

In consideration of the severance payments and other benefits to which I have become entitled, pursuant to that certain letter agreement between Portal Software, Inc., a Delaware corporation (the “Company”), and myself dated             , 2005 (the “Severance Agreement), in connection with the termination of my employment on this date, I,                     , hereby furnish the Company with the following release and waiver (“Release and Waiver”).

I hereby release and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising from or relating to my employment with the Company and the termination of that employment, including (without limitation) claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, discrimination claims based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Americans with Disability Act, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock grants, stock options, vacation pay, fringe benefits, severance pay or any other form of compensation (other than the payments, benefits and indemnification to which I am entitled under the Severance Agreement).

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

This Release and Waiver does not pertain to any claims which may subsequently arise in connection with the Company’s default in any of its payment or indemnification obligations under the Severance Agreement and does not release or otherwise pertain to any of my rights under any vested stock option or other vested stock award outstanding at the time of my termination of employment, any rights and benefits under any Internal Revenue Code Section 401(k) Plan or other deferred compensation program in which I have a vested outstanding balance at such time or any claims I may have for workers’ compensation benefits under any of the Company’s workers’ compensation insurance policy or fund.

I acknowledge that, among other rights subject to his Release and Waiver, I am hereby waiving and releasing any rights I may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and (e) this release and waiver shall not be effective until the seven (7)-day revocation period has expired.

Date:
EXECUTIVE

EXHIBIT B

COMPETING BUSINESSES

1. Amdocs

2. Convergys

3. Comverse

4. CSG

5. Intec

6. LHS